                                                                     Exhibit 3.1

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 04/06/1993
  733096017 - 2331727



                          CERTIFICATE OF INCORPORATION

                                       OF

                               CINEMA RIDE, INC.

                                     *****


      (5)  The name of the corporation is

                               CINEMA RIDE, INC.


      (6) The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      (7) The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      (8) The total number of shares of stock which the corporation shall have authority to issue is one million five hundred thousand (1,500,000) of which stock one million (1,000,000) shares of the par value of One Hundredth of a Dollar ($.01) each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be common stock and of which five hundred thousand (500,000) shares of the par value of One Hundredth of a Dollar ($.01) each, amounting in the aggregate to Five Thousand Dollars ($5,000) shall be preferred stock.

               (9) The name and mailing address of each incorporator is as follows:

      NAME                                     MAILING ADDRESS
      ----                                     ---------------
     D. Pitney                              818 West Seventh Street
                                            Los Angeles, CA 90017

     K. Cullings                            818 West Seventh Street
                                            Los Angeles, CA 90017

               (10) The corporation is to have perpetual existence.

               (11) In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

               (12) Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

               Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

               (13) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 5th day of April, 1993.

                                               /s/ D. Pitney
                                               ------------------------
                                               D. Pitney, Incorporator


                                               /s/ K. Cullings
                                               ------------------------
                                               K. Cullings, Incorporator

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/31/1993
                                                           932435311 - 2331727



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CINEMA RIDE, INC.

                                  * * * * * *

          Adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

                                  * * * * * *

          CINEMA RIDE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY THAT:

          FIRST:    By unanimous written consent action of the directors of
CINEMA RIDE, INC., acting pursuant to Section 141(f) of the General Corporation Law of Delaware, the following resolution was adopted:

             "RESOLVED, that Article 4 of the Certificate of Incorporation is amended to read in full as follows:

             '4. The total number of shares of stock which the corporation shall have authority to issue is Ten Million Five Hundred Thousand (10,500,000) of which stock Ten Million (10,000,000) shares of the par value of One Hundredth of a Dollar ($.01) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) shall be common stock and of which Five Hundred Thousand (500,000) shares of the par value of One Hundredth of a Dollar ($.01) each, amounting in the aggregate to Five Thousand Dollars ($5,000) shall be preferred stock.

             Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into ten shares of common stock.'"

          SECOND:   By unanimous written consent action of the shareholders of
CINEMA RIDE, INC., acting pursuant to Section 228 of the General Corporation Law of Delaware, said amendment was duly adopted.

          IN WITNESS WHEREOF, CINEMA RIDE, INC. has caused this Certificate to be signed by Mitch Francis, its president and attested by Gary Packman its secretary this 16th day of July, 1993.

                                             CINEMA RIDE, INC.


                                             By: /s/ Mitch Francis
                                                 -------------------------
                                                  Mitch Francis
                                                  President


ATTEST:


/s/ Gary Packman
----------------------
Gary Packman
Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 09/16/1996
                                                           960268037 - 2331727


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CINEMA RIDE, INC.



          Cinema Ride, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

          Article 4 is amended to read in its entirety as follows:

               "4. The total number of shares of stock which the corporation shall have authority to issue is Twenty Million Five Hundred Thousand (20,500,000) shares of which Twenty Million (20,000,000) shares of the par value of One Hundredth of a Dollar ($.01) each, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000) shall be common stock and of which Five Hundred Thousand (500,000) shares of the par value of One Hundredth of a Dollar ($.01) each, amounting in the aggregate to Five Thousand Dollars ($5,000) shall be preferred stock."

          IN WITNESS WHEREOF, Cinema Ride, Inc. has caused this Certificate of Amendment to be executed by Gary H. Packman, its authorized officer, on this 6th day of September, 1996.


                                      /s/ Gary H. Packman
                                      ---------------------------
                                      Gary H. Packman,
                                      Chief Operating Officer and Executive Vice
                                      President